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                                                                    EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of February __, 1999, between Davids Bridals, Inc., a Florida corporation (the "Company") and Philip Youtie ("Employee").

                               W I T N E S S E T H

                  WHEREAS, the parties desire that this Agreement supersede any agreement, arrangement or understanding with respect to the terms of the employment of Employee by the Company.

                  NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Employment. Subject to Section 8 hereof, the Company shall employ Employee, and Employee hereby accepts such employment and shall hereafter perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

                           (a) Employment Term.  The term of this Agreement
(the "Employment Term") shall commence on the date of the initial public offering of securities of the Company ("IPO"), and shall continue for a period of two years, unless terminated prior thereto in accordance with Section 8 hereof. Nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company beyond the expiration of the Employment Term, and Employee specifically acknowledges that he shall be an employee-at-will of the Company thereafter, and thus subject to discharge by the Company with or without cause and without compensation of any nature.

                           (b) Duties and Responsibilities.

                                    (i) During the Employment Term, Employee
shall serve as Executive Vice President - Bridal Product Development and Sourcing of the Company and shall perform all duties and accept all responsibilities incidental to such position or as may be assigned to him by the CEO of the Company or by the board of directors of the Company, including, without limitation, maximizing the performance of the Company's purchasing, design, inventory, product development and import functions. Employee shall





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also cooperate fully with the board of directors and other executive officers of the Company and its subsidiaries.

                                    (ii) Employee shall at all times comply
with the policies and procedures adopted by the Company for employees of the Company and its subsidiaries, including, without limitation, procedures and policies regarding conflicts of interest.

                           (c) Extent of Service.  During the Employment Term,
Employee agrees to use his best efforts to carry out his duties and responsibilities under Section 1(b) hereof and to devote his full time, attention and energy thereto. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises provided that Employee agrees not to become engaged in any other business activity which may, in the sole judgment of the board of directors of the Company, interfere with his ability to discharge his duties and responsibilities to the Company. Employee further agrees not to work either on a part-time or independent contracting basis for any other business or enterprise during the Employment Term without the prior written consent of the Chairman or the Chief Executive Officer of the Company.

                           (d) Base Compensation.

                                    (i) For all the services rendered by
Employee hereunder, the Company shall, during the first year of the Employment Term, pay Employee an annual salary of $200,000.00, payable monthly in arrears, which amount shall be increased by five percent in the second year of the Employment Term. Employees shall also be eligible for an annual bonus according to Company's bonus plan.

                                    (ii) During the Employment Term, Employee
shall be entitled to participate in such vacation pay and other fringe benefit plans, if any, as may be authorized from time to time by the board of directors of the Company in its sole discretion for employees of the Company. Employee alone, and not the Company, shall be responsible for the payment of all federal, state and local taxes in respect of the payments to be made and benefits to be provided under this Agreement or otherwise.

                  2. Expenses. Employee shall be reimbursed for the reasonable business expenses incurred by him in connection with his performance of services hereunder during the Employment Term upon presentation of an itemized account and written proof of such expenses in accordance with policies established by the Company.

                  3. Developments. All developments, including inventions, whether patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings which

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either directly or indirectly relate to or may be useful in the business of the
Company or any of its affiliates (the "Developments") which Employee, either by himself or in conjunction with any other person or persons, has conceived, made, developed, acquired or acquired knowledge of during his employment by the Company or which Employee, either by himself or in conjunction with any other person or persons, shall conceive, make, develop, acquire or acquire knowledge of during the Employment Term or at any time thereafter during which he is employed by the Company, shall be the sole and exclusive property of the Company. Employee hereby assigns, transfers and conveys, and agrees to so assign, transfer and convey to the Company, all of his right, title and interest in and to any and all such Developments and to disclose fully as soon as practicable, in writing, all such Developments to the Chairman and the Chief Executive Officer of the Company. At any time and from time to time, upon the request and at the expense of the Company, Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 3.

                  4. Confidential Information. Employee recognizes and acknowledges that by reason of his employment by and service to the Company, he has had, and will continue to have (both during the Employment Term and at any time thereafter during which he may be employed by the Company), access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its affiliates and dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or at any time after the Employment Term, disclose any such Confidential Information to any person for any reason whatsoever (except as his duties described herein may require) without the prior written authorization of the Chairman or the Chief Executive Officer of the Company, unless such information is in the public domain through no fault of Employee or except as may be required by law.


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                  5. Non-Competition. During the Employment Term and for the
twenty-four (24) month period following the termination of employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not, unless acting pursuant hereto or with the prior written consent of the board of directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged within any portion of the United States (whether or not such business is physically located within the United States) or any foreign market in which the Company does business (i) in the wholesale or retail sale and marketing of wedding-related products of any nature, or (ii) any of the same or similar type of products which the Company was designing, developing, manufacturing, distributing or selling at the date of termination of Employee's employment by the Company or at any time within two years prior thereto. It is recognized by Employee that the business of the Company and Employee's connection therewith is or will be involved in activity throughout the United States, and that more limited geographical limitations on this non-competition covenant (and the non-solicitation covenant set forth in Section 6 hereof) are therefore not appropriate.

                  6. No Solicitation. During the Employment Term and for the twenty-four (24) month period following the termination of employment of Employee by the Company or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), Employee will not, either directly or indirectly, (i) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within two years prior thereto had been, a customer of the Company or any of their requisite affiliates with respect to the activities prohibited by Section 5 hereof or (ii) solicit the employment or hire any person who was employed by the Company or any of its affiliates on a full or part-time basis at any time during the course of Employee's employment.

                  7. Equitable Relief.

                           (a) Employee acknowledges that the restrictions
contained in Sections 3, 4, 5 and 6 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. Employee represents that his experience and capabilities are such that the restrictions contained in Sections 5 and 6 hereof will not prevent Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is provided by his current employment with the Company or as is anticipated by this Agreement.

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                           (b) Employee agrees that the Company shall be
entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4, 5 or 6 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 3, 4, 5 or 6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

                           (c) Employee irrevocably and unconditionally (i)
agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary or permanent injunctive relief or other equitable relief, may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia County, Pennsylvania, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 14 hereof.

                           (d) Employee agrees that he will provide, and that
the Company may similarly provide, a copy of Sections 3, 4, 5 and 6 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, participate in the ownership, management, operation, financing, control or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Sections 5 and 6 of this Agreement after expiration of the time periods set forth therein.

                  8. Termination. This Agreement, except as otherwise provided herein, shall terminate prior to the expiration of the term set forth in Section 1(a) above upon the occurrence of any one of the following events:

                           (a) Disability.  In the event that Employee is
unable fully to perform his duties and responsibilities hereunder to the full extent required by the board of directors of the Company by reason of illness, injury or incapacity for ninety consecutive days, during which time he shall continue to be compensated as provided in Section 1(d) hereof (less any payments due Employee under disability benefit programs, including Social


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Security disability, worker's compensation, and disability retirement benefits), this Agreement may be terminated by the Company, and the Company shall have no further liability or obligation to Employee for compensation hereunder;
provided, that Employee shall be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of the Company and in which he participated. Employee agrees, in the event of any dispute under this Section 8(a), to submit to a physical examination by a licensed physician selected by the Chairman or the Chief Executive Officer of the Company.

                           (b) Death. In the event that Employee dies during the
Employment Term, the Company shall pay to his executors, legal representatives or administrators an amount equal to the installment of his salary set forth in
Section 1(d)(i) hereof for the month in which he dies, and thereafter the Company shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him; provided, that Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Company and in which Employee participated and shall have the rights provided in Section 8 hereof, subject to the limitations set forth in such section.

                           (c) Cause. Nothing in this Agreement shall be
construed to prevent its termination by the Company at any time for "cause." For purposes of this Agreement, "cause" shall mean the failure of Employee to perform or observe any of the terms or provisions of this Agreement or to comply fully with the lawful directives of the CEO of the Company or the board of directors of the Company, dishonesty, misconduct, conviction of a crime involving moral turpitude, substance abuse, misappropriation of funds, disparagement of the Company (or its management or employees), or other proper cause determined in good faith by a majority of the members of the Company's board of directors. In the event of termination for cause, the Company shall have no further liability or obligation to Employee for compensation hereunder. Such termination shall be effected by notice thereof delivered by the Company to Employee and shall be effective as of the date of such notice.

                           (d) Without Cause by the Company. The Company may
terminate this Agreement upon not less than 30 days' notice to Employee at and for the Company's sole convenience and in its sole discretion and without specifying any cause as set forth in Section 9(c) hereof. In such event, and contingent upon (i) receipt by the Company of a valid and fully effective release (in form and substance satisfactory to the Company) of all claims of any nature which Employee might have at such time against the Company or any of its officers, directors, agents or affiliates, except in payments due under this
Section 9(d), and (ii) the resignation of Employee from all positions of any nature which Employee may then have held with the Company and any of its affiliates, the Company shall continue



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to pay Employee until the end of the Employment Term the cash compensation set forth in Section 1(d)(i) hereof which Employee was receiving prior to the effective date of such termination in an amount not to exceed 12 months cash compensation.

                  9. Survival. Notwithstanding the termination of this Agreement by the Company by reason of Employee's disability under Section 8(a), for cause under Section 8(c), or without cause under Section 8(d), his obligations under Sections 3, 4, 5, and 6 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in Section 7 hereof shall continue in force. Notwithstanding the termination of this Agreement under and subsection of Section 8, the provisions of Sections 8 and 10 through 18 hereof shall survive and remain in full force and effect except as limited by the periods therein provided.

                  10. Effectiveness of Agreement Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall be null and void and of no force and effect unless and until the Closing shall have occurred under the Purchase Agreement (as defined therein), it being understood that any waiver under or amendment or modification to the Purchase Agreement by any of the parties thereto shall not affect or otherwise modify in any regard Employee's obligations hereunder.

                  11. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in the Commonwealth without regard to the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

                  12. Litigation Expenses. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.

                  13. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):


                  If to the Company, to:

                           Davids Bridals, Inc.
                           44 West Lancaster Avenue
                           Suite 250
                           Ardmore, PA  19003



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                           Attention:  Steven H. Erlbaum
                                          Chairman and Chief Executive Officer

                  With a required copy to:

                           Morgan, Lewis & Bockius
                           1701 Market Street
                           Philadelphia, PA  19103-2921
                           Attention:  Stephen M. Goodman

                  If to Employee, to the current residence address of the Employee reflected in the books and records of the Company.


or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

                  14. Entire Agreement; Contents of Agreement.

                           (a) This Agreement supersedes all prior agreements
and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof (except for the provisions of any confidentiality, non-disclosure, invention assignment, intellectual property or similar agreements which Employee may have entered into with Spearhead or its predecessors, which shall all continue in full force and effect and be in addition to the provisions of this Agreement) and cannot be changed, modified, extended or terminated except upon written amendment executed by Employee and approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Employee acknowledges that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted.

                           (b) Employee acknowledges that from time to time,
the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.


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                  15. Assignment. All of the terms and provisions of this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that (i) the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee, and (ii) the Company may not transfer its obligations hereunder to any third party (other than an affiliate of the Company) without the prior express written consent of Employee.

                  16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

                  17. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

                  18. Waiver of Registration Rights. Employee hereby waives any and all rights to register securities of the Company in the IPO which he may have under the Registration Agreement dated as of June 9, 1995, as amended, or otherwise.

                  19. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.




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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Employment Agreement as of the date first above written.


                                            DAVIDS BRIDALS, INC.



                                            By /s/ Steven Erlbaum
                                              -----------------------------

                                            Name:  Steven Erlbaum
                                            Title: Chairman




                                            By /s/ Robert Huth
                                              -----------------------------

                                            Name:  Robert Huth
                                            Title: President




                                            /s/ Philip Youtie
                                            -------------------------------

                                            Philip Youtie



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